                                                                   Exhibit 10.32



                           BAXTER INTERNATIONAL INC.
                RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                 As amended and restated effective May 8, 1995
                 ---------------------------------------------

  This Plan contains the terms and conditions on which grants of common stock of Baxter International Inc. ("Restricted Stock") are made to the directors of Baxter International Inc. ("Baxter").

1. ELIGIBILITY AND GRANTS OF RESTRICTED STOCK

1.1 Each director of Baxter who is not an employee of Baxter or any of its subsidiaries is eligible to participate in this Plan. Each eligible director shall receive grants of Restricted Stock in accordance with this section 1 without further action by the board of directors or any of its committees. The provisions of this section 1 shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

1.2 Board Retainer. Each director elected for a three-year term shall receive 1,000 shares of Restricted Stock upon election or re-election to the Board of Directors. If a director is elected for a term of fewer than three years, the director shall receive 30 shares of Restricted Stock, upon election or re-election to the board, for each full calendar month in the director's term of office. If a director is elected for a term which does not include at least one full calendar month, the director shall receive 30 shares of Restricted Stock upon election or re-election to the board.

1.3 Board Membership Compensation. Each director elected for a three-year term shall receive 3,000 shares of Restricted Stock upon election or re-election to the Board of Directors. If a director is elected for a term of fewer than three years, the director shall receive 100 shares of Restricted Stock, upon election or re-election to the board, for each full calendar month in the director's term of office. If a director is elected for a term which does not include at least one full calendar month, the director shall receive 100 shares of Restricted Stock upon election or re-election to the board.

     Each director continuing in office after Baxter's annual meeting of stockholders in May 1995 ("1995 Annual Meeting"), but who is not standing for re-election at the 1995 Annual Meeting, shall receive a Restricted Stock grant effective on the date of the 1995 Annual Meeting. Each director continuing in office for a two-year term shall receive 2,000 shares of Restricted Stock. Each director continuing in office for a one-year term shall receive 1,000 shares of Restricted Stock.

1.4 Board Retirement Benefit. Each director who ceases membership on the Board of Directors (for a reason other than death or removal for cause) at or after age 65 with at least five years of service as a non-employee director will receive a retirement benefit equal to 1,000 shares of Restricted Stock for each twelve-month period of service as a non-employee director. The Restricted Stock grant shall be made effective on the director's last day of membership on the board.

1.5 Each grant of Restricted Stock shall be issued from shares held by Baxter in its treasury and when so issued, such shares shall be fully paid and non-assessable.

2. AGREEMENT AND CERTIFICATES

     Each director receiving Restricted Stock shall enter into an agreement with Baxter incorporating the terms and conditions of this Plan. A stock certificate for the shares of Restricted Stock awarded will be issued in the name of each director and deposited, together with a stock power endorsed in blank by the director, with Baxter. Each such certificate shall bear a legend in substantially the following form:

       The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Restricted Stock Plan for Non-Employee Directors of Baxter International Inc. ("Baxter"), as amended effective May 8, 1995, and an agreement entered into between the registered owner and Baxter. A copy of the Plan and agreement are on file in the office of the secretary of Baxter.

3. VESTING

3.1 Board Retainer. Each director who receives a Restricted Stock grant pursuant to section 1.2 of this Plan shall become vested in those shares of Restricted Stock at the expiration of the term of office to which the grant relates.

3.2 Board Membership Compensation. Each director elected for a three-year term shall become vested in the 3,000 shares of Restricted Stock he or she receives pursuant to section 1.3 in 1,000 share installments on the dates of Baxter's three annual meetings of stockholders following the election to which the grant relates. Each director elected for a term of fewer than three years shall become vested in the shares of Restricted Stock he or she receives pursuant to section 1.3 at the expiration of the term of office to which the grant relates.

     Each director continuing in office for a two-year term after the 1995 Annual Meeting shall become vested in the 2,000 shares of Restricted Stock he or she receives pursuant to section 1.3 in 1,000 share installments on the dates of Baxter's 1996 and 1997 annual meetings of stockholders. Each director continuing in office for a one-year term after the 1995 Annual Meeting shall become vested in the 1,000 shares of Restricted Stock he or she receives pursuant to section 1.3 on the date of Baxter's 1996 annual meeting of stockholders.

3.3 Board Retirement Benefit. Each director who receives a Restricted Stock grant pursuant to section 1.4 of this Plan shall become vested in those shares of Restricted Stock on the six-month anniversary of the grant date. If the director dies after the Restricted Stock grant is made pursuant to section 1.4, but before it vests in accordance with this section 3.3, then the director's estate shall become vested in such Restricted Stock on the date specified in the preceding sentence.

3.4 If a director dies while in office or becomes disabled such that he or she is unable to perform the duties of a director, then the director or the director's estate shall become vested in all of the Restricted Stock granted pursuant to sections 1.2 and 1.3 of this Plan. If a director resigns or is otherwise removed as a director prior to vesting of the Restricted Stock granted pursuant to sections 1.2 and 1.3 of this Plan, then the director shall become vested in that number of shares of Restricted Stock held by the director determined by multiplying the number of shares held by a fraction, the numerator of which is the number of months served in the director's term and the denominator of which is the number of months of the term at the time of the director's election, rounded to the nearest whole share. The director shall forfeit all rights to Restricted Stock which does not become vested.

3.5 When a director's rights to Restricted Stock become vested, the director shall be entitled to receive certificates representing shares of Baxter's common stock, $1.00 par value, ("Common Stock") free and clear of all restrictions, except as otherwise provided in section 7.2 of this Plan. The certificates representing these shares shall be delivered to the director within 30 days after the date such rights become vested.

4. RIGHTS OF PARTICIPANTS

4.1 Subject to the conditions of the Plan, each director receiving Restricted Stock shall have all of the rights of a stockholder with respect to the shares of Restricted Stock during the period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote the shares. Dividends paid in cash or property other than Common Stock with respect to shares of Restricted Stock shall be paid to the director currently or, at the election of the director, shall be reinvested under Baxter's Stockholder Investment Service. Shares purchased with reinvested dividends shall not be restricted.

4.2 Dividends with respect to shares of Restricted Stock which are paid in Common Stock shall be restricted on the same basis as the underlying Restricted Stock.

4.3 Restricted Stock is not transferable and may not be sold, assigned, pledged or otherwise encumbered by any director at any time. No recognition shall be required to be given by Baxter to any attempted assignment of any rights to Restricted Stock or other rights under this Plan.

5. ADJUSTMENT

     In the event of any merger, consolidation or reorganization of Baxter with any other corporation or corporations, there shall be substituted for each of the shares of Restricted Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Restricted Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock.

6.   ACCELERATION

     Notwithstanding any provision in this Plan to the contrary, the restrictions on all shares of Restricted Stock awarded shall lapse immediately if a Change in Control occurs. For purposes of this Plan, a Change in Control shall have occurred if:

       (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than Baxter, any corporation owned, directly or indirectly, by the stockholders of Baxter in substantially the same proportions as their ownership of stock of Baxter, and any trustee or other fiduciary holding securities under an employee benefit plan of Baxter or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Baxter representing 30% or more of the combined voting power of Baxter's then outstanding securities;

       (ii) during any 24 month period (not including any period prior to the execution of this amendment to the Plan), individuals who at the beginning of such period constitute the board of directors of Baxter, and any new director (other than a director designated by a Person who has entered into an agreement with Baxter to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the board or nomination for election by Baxter's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

       (iii) the stockholders of Baxter approve a merger or consolidation of Baxter with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Baxter outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of Baxter or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of Baxter (or similar transaction) in which no Person acquires more than 30% of the combined voting power of Baxter's then outstanding securities; or

       (iv) the stockholders of Baxter approve a plan of complete liquidation of Baxter or an agreement for the sale or disposition by Baxter of all or substantially all of Baxter's assets (or any transaction having a similar effect).

7.  GENERAL

7.1 Subject to the limitation in section 1.1, the Board may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under section 5, change or impair, without the consent of the recipient, the terms of Restricted Stock previously granted.

7.2  Notwithstanding any provision in this Plan to the contrary:
(a) Baxter may, if it shall determine it necessary or desirable for any reason, at the time of award of any Restricted Stock or at the time of the removal of the restrictions imposed on such shares and the issuance of shares of otherwise unrestricted Common Stock, require the recipient of the shares, as a condition to the receipt thereof, to deliver to Baxter a written representation of present intention to acquire the Restricted Stock or the shares of Common Stock for his or her own account for investment and not for distribution and (b) if at any time Baxter further determines, in its sole discretion, that the listing, registration or qualification of any Restricted Stock or shares of Common Stock is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Restricted Stock or the removal of any restrictions imposed on such shares, such Restricted Stock shall not be awarded or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to Baxter.

7.3 Baxter may require a participant to pay to Baxter any amounts required to be withheld under applicable income tax laws as a condition for the issuance of any Common Stock.

7.4 No director in this Plan shall have any right because he or she is a participant in the Plan to continue as a director of Baxter for any period of time or to continue his or her present or any other rate of compensation.

7.5 This Plan shall continue in effect until all restriction imposed on shares of Common Stock by it have lapsed and all unrestricted shares of Common Stock required to be issued pursuant to the Plan have been issued.